Exhibit 10.1
EXECUTION VERSION

AMENDMENT NO. 1 TO GUARANTEE AGREEMENT
AMENDMENT NO. 1 TO GUARANTEE AGREEMENT, dated as of May 14, 2026 (this
“Amendment”), between LUMENT FINANCE TRUST, INC., a Maryland corporation (the “Guarantor”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (the “Buyer”) and agreed and acknowledged by LCMT WAREHOUSE, LLC, a Delaware limited liability company (the “Seller”) solely with respect to Sections 2 and 4. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee Agreement (as defined below).
RECITALS
WHEREAS, the Guarantor and Buyer are parties to that certain Guarantee Agreement, dated as of November 3, 2025 (as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee”);
WHEREAS, the Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of November 3, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, the Guarantor and Buyer have agreed, subject to the terms and conditions hereof, that the Guarantee shall be amended as set forth in this Amendment; and
WHEREAS, the Seller, Guarantor and Buyer have agreed, subject to the terms and conditions hereof, to the temporary waiver set forth in Section 2 of this Amendment.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, Seller and Buyer each agree as follows:
SECTION 1. Amendments to Guarantee. Section 9(c) of the Guarantee is hereby amended and restated in its entirety as follows:

(c) at all times, Guarantor shall not permit the ratio of its Adjusted Total Indebtedness to its Adjusted Total Equity (i) with respect to each of the fiscal quarters ending June 30, 2026, September 30, 2026 and December 31, 2026, to be greater than 3.50 to 1.00, and (ii) with respect to each other fiscal quarter, to be greater than 2.50 to 1.00, provided, however, in calculating this ratio, any such calculation will include any and all recourse and non-recourse debt of Guarantor and its Consolidated Subsidiaries; and
SECTION 2. Temporary Waiver. (a) Pursuant to Section 9(c) of the Guarantee, Guarantor has covenanted that, at all times, Guarantor shall not permit the ratio of its Adjusted Total Indebtedness to its Adjusted Total Equity to be greater than 2.50 to 1.00 (the “Specified Covenant”). Pursuant to Article 12(a)(xxi) of the Repurchase Agreement, any breach by Guarantor of the Specified Covenant constitutes an Event of Default under the Repurchase Agreement (“Specified Breach”). Guarantor has requested, and Buyer has agreed, in accordance with the terms and conditions set forth in this Section 2, to grant a temporary waiver of the Specified Covenant for the fiscal quarter ending March 31, 2026 (the “Waiver Period”). The parties acknowledge that
(i) this waiver is a written waiver for purposes of Article 19 of the Repurchase Agreement, (ii) the Specified Breach shall, from and after the date hereof, be deemed not to constitute or give rise to a Default or Event of Default under any Transaction Document, (iii) Buyer hereby waives any right to exercise any remedy under any Transaction Document solely by reason of the Specified Breach and (iv) the Specified Breach and any Default or Event of Default arising solely therefrom is hereby irrevocably waived and shall be deemed cured for all purposes under the Transaction Documents. This waiver shall not be construed to apply on an ongoing basis to the obligation of Guarantor to comply with such terms and conditions under the Guarantee or the obligation of Seller to comply with Article 11(j) of the Repurchase Agreement.
(b) Other than as expressly set forth herein with respect to the Specified Covenant during the Waiver Period and the Specified Breach, this Section 2 shall not be construed as an agreement by Buyer to waive any other Event of Default or any action or inaction on the part of Seller, Guarantor or any other Person. Except as expressly provided herein, all of the terms and provisions of the Guarantee, the Repurchase Agreement and the other Transaction Documents shall remain in full force and effect, and all rights of Buyer thereunder and under applicable law are expressly reserved.
(c) Except as expressly set forth in this Section 2, nothing contained herein shall (i) cure any other breach, Default or Event of Default under any Transaction Document or (ii) constitute any other waiver, impairment, modification, alteration, amendment or release of any of the requirements of the Transaction Documents or of Buyer’s various rights, privileges, powers, claims or remedies pursuant to the Transaction Documents, at law or in equity, all of which rights, privileges, powers, claims and remedies are hereby expressly reserved. Nothing set forth in this Section 2 shall (i) constitute a course of dealing or (ii) constitute a commitment or any agreement to make a commitment with respect to any possible further waiver, amendment, consent or other modification of the terms provided in the Transaction Documents, each of which Transaction Documents remain in full force and effect in accordance with their respective terms.
SECTION 3. Conditions Precedent; Effective Date. This Amendment shall become effective upon a counterpart of this Amendment being duly executed and delivered by a duly authorized officer of each of the Guarantor, Seller and Buyer.
SECTION 4. Seller’s and Guarantor’s Representations and Warranties. (a) On and as of the date first above written, each of the Seller and Guarantor hereby represents and warrants to the Buyer that (i) such party has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (ii) this Amendment has been duly executed and delivered by or on behalf of such party and constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(b) By executing this Amendment, each of Guarantor and Seller represents and warrants that, as of the date of this Amendment: (i) each of the representations and warranties made by Seller pursuant to the Repurchase Agreement and made by Guarantor pursuant to the Guarantee, respectively, are true and correct in all material respects as if made on and as of the

2

date of this Amendment (except to the extent waived pursuant to this Amendment); (ii) Guarantor has performed in all material respects all agreements and satisfied all conditions that the Guarantee requires to be performed or satisfied by Guarantor (except to the extent waived pursuant to this Amendment) and Seller has performed in all material respects all agreements and satisfied all conditions that the Repurchase Agreement requires to be performed or satisfied by Seller; (iii) no Event of Default or to the Knowledge of each of Seller and Guarantor, no Default, has occurred and is continuing (except to the extent waived pursuant to this Amendment); and (iv) neither of Guarantor nor Seller has any, and Guarantor and Seller each hereby waives, all defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Guarantee, the Repurchase Agreement or any other Transaction Document.
SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Guarantee shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the effective date hereof, all references in the Guarantee to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to “Guarantee” in any of the Transaction Documents shall be deemed to be a reference to the Guarantee, as amended hereby.
SECTION 6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 7. No Novation, Effect of Agreement. Guarantor, Seller and Buyer have entered into this Amendment solely to amend the terms of the Guarantee and to effect the waiver specified herein and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Guarantor under or in connection with the Guarantee or any of the other documents executed in connection therewith to which the Guarantor or Seller is a party.

3

SECTION 8. Consent to Jurisdiction; Waiver of Jury Trial.

(a)Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement and (ii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Guarantee. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8 shall affect the right of the Buyer to serve legal process in any other manner permitted by law or affect the right of the Buyer to bring any action or proceeding against the Guarantor, Seller or their respective property in the courts of other jurisdictions.
(b)EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
SECTION 9. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
[SIGNATURES FOLLOW]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States
By: /s/ Thomas N. Cassino
Name: Thomas N. Cassino
Title: Managing Director

5

GUARANTOR:
LUMENT FINANCE TRUST, INC., a Maryland corporation
By: /s/ James A. Briggs
Name: James A. Briggs
Title: Chief Financial Officer

SELLER:
LCMT WAREHOUSE, LLC, a Delaware limited liability company
By: /s/ James A. Briggs
Name: James A. Briggs
Title: Chief Financial Officer

6